UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 10, 2022

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	EPZM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02. The full text of the press release issued in connection with the announcement described in Item 8.01 of this Current Report on Form 8-K is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

On January 10, 2022, Epizyme, Inc. (“Epizyme”) issued a press release providing business highlights, preliminary fourth quarter and full year 2021 financials and clinical trial updates.

Preliminary Fourth Quarter and Full Year 2021 Financials

Epizyme expects TAZVERIK net product revenue of between $11.2-11.7 million for the fourth quarter of 2021, including between $4.1-4.3 million related to the sale of TAZVERIK commercial product for third-party pharmaceutical company use in clinical trials. TAZVERIK commercial net sales in the fourth quarter of 2021 are expected to be between $7.0-7.5 million, representing an increase of approximately 35% when compared to $5.2 million in the third quarter of 2021.

For the full-year ended December 31, 2021, Epizyme expects TAZVERIK net product revenue of between $30.6-31.1 million, including between $7.3-7.5 million related to sales of TAZVERIK commercial product for third-party pharmaceutical company use in clinical trials. TAZVERIK commercial net sales for the full-year 2021 are expected to be between $23.2-23.7 million.

The amount of free goods supplied to patients through Epizyme’s patient assistance program is expected to represent approximately 30% of total end user demand for the fourth quarter of 2021 and 25% for the full-year 2021.

Total end user demand in the fourth quarter of 2021 is expected to represent at least a 14% increase over third quarter 2021 levels. This increase was driven primarily by sales for follicular lymphoma (“FL”).

Clinical Trial and Business Updates

SYMPHONY-1: During the December 2021 American Society of Hematology (“ASH”) annual meeting, Epizyme shared updated safety and activity data from the Phase 1b portion of its Phase 1b/3 confirmatory study, SYMPHONY-1. The ongoing study is evaluating tazemetostat in combination with rituximab + lenalidomide (R2) in patients with relapsed or refractory (R/R) FL previously treated with at least one systemic therapy, including those who are rituximab-refractory and/or have progression of disease within two years (POD24). Based on the Phase 1b safety run-in results, in December 2021 Epizyme submitted a protocol amendment to the United States Food and Drug Administration (“FDA”) with 800mg twice-daily (BID) as the tazemetostat dose for the global Phase 3 portion of the trial.

EZH-1301 (Solid Tumor) and EZH-1501 (Hematological) Basket Studies: During the fourth quarter of 2021, Epizyme initiated two basket studies, EZH-1301 and EZH-1501, to evaluate tazemetostat combinations in patients with solid tumors and hematological malignancies, respectively.

SET-101: In November 2021, Epizyme announced the initiation of its first-in-human study of EZM0414, Epizyme’s novel, first-in-class, oral SETD2 inhibitor, which is being developed for the treatment of adult patients with R/R multiple myeloma or R/R diffuse large B-cell lymphoma (“DLBCL”), and that the FDA granted Fast Track designation for EZM0414 in adult patients with DLBCL. Epizyme also shared preclinical data on EZM0414 along with the SET-101 Phase 1/1b clinical trial design at the 2021 ASH conference.

2022 Projected Milestones

SYMPHONY-1: Epizyme continues to follow the 40 patients treated in the Phase 1b safety run-in portion of the study. Epizyme anticipates presenting follow-up data from the safety run-in portion of the study at a medical conference later in 2022. Global startup activities for the Phase 3 randomized portion of the study are currently underway.

CELLO-1: CELLO-1, an open-label, randomized Phase 1b/2 study, is evaluating tazemetostat plus enzalutamide compared to enzalutamide monotherapy in metastatic castration-resistant prostate cancer patients. The Phase 2 efficacy portion of the study is more than one-half enrolled towards a target of 80 patients. Epizyme expects to complete enrollment in 2022. Patients from the Phase 1b portion of the study continue to be followed, and Epizyme expects to present updated data from these patients in 2022.

LYSA Study: Epizyme expects patient enrollment to complete in its ongoing Lymphoma Study Association Phase 2 clinical trial investigating tazemetostat plus R-CHOP (rituximab, cyclophosphamide, doxorubicin, vincristine and prednisolone) in front-line high-risk FL and DLBCL in the first quarter of 2022. Epizyme expects that interim results from the trial in DLBCL and FL patients will be presented at a medical conference in 2022.

EZH-1301 (Solid Tumor) and EZH-1501 (Hematological) Basket Studies: Epizyme recently opened sites for these two basket studies, which sites are actively screening patients for enrollment in each of the studies. Epizyme plans to provide updates as the studies reach key enrollment milestones, as well as preliminary data in 2022.

SET-101: Epizyme recently opened sites for the dose escalation portion of the SET-101 trial, which are actively screening patients for enrollment in this first-in-human study and which Epizyme expects will enroll between 30-36 patients. Epizyme plans to provide updates as the study reaches key enrollment milestones along with preliminary safety data in 2022.

Epizyme’s estimates of net product revenue and commercial net sales of TAZVERIK, and its ability to fund its operations are preliminary and unaudited, represent management estimates as of the date of this Current Report on Form 8-K and are subject to completion of Epizyme’s financial closing procedures. As a result, Epizyme’s actual financial results may differ materially from the preliminary estimated financial information set forth above. Epizyme’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimates of net product revenue of TAZVERIK, commercial net sales or end user demand.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Epizyme, Inc. on January 10, 2022*

104	Cover Page Interactive Data File (embedded within XBRL document).

*	The exhibit shall be deemed to be furnished, and not filed.

Forward-Looking Statements

Any statements in this report about future expectations, plans and prospects for Epizyme, Inc. and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether commercial sales of TAZVERIK for epithelioid sarcoma and follicular lymphoma in the approved indications will be successful or will increase to the levels anticipated or at all; whether the refinement of Epizyme’s commercial strategy and cost reductions will achieve Epizyme’s objectives or forecasted cost savings; whether Epizyme identifies items during its financial statement closing process that result in adjustments to the estimates, preliminary figures and guidance included in this report; whether tazemetostat will receive marketing approval for epithelioid sarcoma or follicular lymphoma in other jurisdictions, full approval in the United States or approval in any other indication; uncertainties inherent in the initiation of future clinical studies and in the availability and timing of data from ongoing clinical studies; whether results from preclinical studies, such as the data reported in this release with respect to EZM0414, or earlier clinical studies of Epizyme’s product candidates will be predictive of the results of future trials, such as the ongoing confirmatory trials of TAZVERIK; whether results from clinical studies will warrant meetings with regulatory authorities, submissions for regulatory approval or review by governmental authorities under the accelerated approval process; whether Epizyme will receive regulatory approvals, including accelerated approval, to conduct trials or to market products; whether Epizyme’s collaborations and licensing agreements with third parties will be successful; uncertainties as to the impact of the COVID-19 pandemic on Epizyme’s business, results of operations and financial condition; whether Epizyme’s cash resources will be sufficient to fund Epizyme’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial success of tazemetostat; and other factors discussed in the “Risk Factors” section of Epizyme’s most recent Form 10-K or Form 10-Q filed with the SEC and in Epizyme’s other filings from time to time with the SEC. In addition, the forward-looking statements included in this report represent Epizyme’s views as of the date hereof and should not be relied upon as representing Epizyme’s views as of any date subsequent to the date hereof. Epizyme anticipates that subsequent events and developments will cause Epizyme’s views to change. However, while Epizyme may elect to update these forward-looking statements at some point in the future, Epizyme specifically disclaims any obligation to do so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: January 10, 2022	By:	/s/ John Weidenbruch
John Weidenbruch

Senior Vice President, General Counsel and Secretary